Exhibit 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: August 20, 2026

NAN FUNG GROUP HOLDINGS LIMITED

By:	/s/ Tang Chun Wai Nelson
Name: Tang Chun Wai Nelson
Title: Director

NF INVESTMENT HOLDINGS LIMITED

By:	/s/ Tang Chun Wai Nelson
Name: Tang Chun Wai Nelson
Title: Director

NAN FUNG LIFE SCIENCES HOLDINGS LIMITED

By:	/s/ Sun Xintong
Name: Sun Xintong
Title: Director

NFLS PLATFORM HOLDINGS LIMITED

By:	/s/ Sun Xintong
Name: Sun Xintong
Title: Director

PIVOTAL LIFE SCIENCES HOLDINGS LIMITED

By:	/s/ Sun Xintong
Name: Sun Xintong
Title: Director

PIVOTAL PARTNERS LTD

By:	/s/ Sun Xintong
Name: Sun Xintong
Title: Director

NFLS BETA LIMITED

By:	/s/ Sun Xintong
Name: Sun Xintong
Title: Director

PIVOTAL BIOVENTURE PARTNERS FUND II G.P. LTD

By:	/s/ Peter Tuxen Bisgaard
Name: Peter Tuxen Bisgaard
Title: Director

PIVOTAL BIOVENTURE PARTNERS FUND II, L.P.

By:	PIVOTAL BIOVENTURE PARTNERS FUND II G.P. LTD
Its General Partner,

By:	/s/ Peter Tuxen Bisgaard
Name: Peter Tuxen Bisgaard
Title: Director

PERMWELL MANAGEMENT LIMITED

By:	/s/ Tang Chun Wai Nelson
Name: Tang Chun Wai Nelson
Title: Director